                                  [Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated
June 26, 1996, relating to the financial statements of American Loose Leaf/Business Products, Inc., which appear in the Current Reports on Form 8-K, dated July 16,1996 and September 23, 1996 of U.S. Office Products Company.


St. Louis, Missouri                    /s/ SWINK, FIEHLER & HOFFMAN
March 31, 1997